UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 27, 2023

Date of Report (Date of earliest event reported)

ASSERTIO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39294	85-0598378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 South Saunders Rd., Suite 300
Lake Forest, IL 60045

(Address of principal executive offices)(Zip Code)

(224) 419-7106

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	ASRT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 2.01 Completion of Acquisition or Disposition of Assets

On July 31, 2023, Assertio Holdings, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) disclosing the Company’s acquisition of Spectrum Pharmaceuticals, Inc., a Delaware corporation, pursuant to an Agreement and Plan of Merger, dated April 24, 2023 (the “Acquisition”). The Original Form 8-K stated that the Company intended to file the financial statements and pro forma financial information required by Item 9.01 of Form 8-K related to the Acquisition not later than 71 days after the required filing date of the Original Form 8-K.

Upon further analysis subsequent to the completion of the Acquisition, the Company determined that the financial statements and pro forma financial information are not required to be filed pursuant to Item 9.01 of Form 8-K. Accordingly, the Company hereby amends the Original Form 8-K to eliminate the references to the subsequent filing of financial statements and pro forma financial information relating to the Acquisition.

Item 9.01 Financial Statements and Exhibits

The disclosure contained in Items 9.01(a) and (b) of the Original Form 8-K is hereby deleted in its entirety.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 10, 2023	ASSERTIO HOLDINGS, INC.

	By:	/s/ Daniel A. Peisert
	Name:	Daniel A. Peisert
	Title:	President and Chief Executive Officer